EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2004 relating to the financial statements and financial statement schedule of Zones, Inc., which appears in Zones Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/
PricewaterhouseCoopers LLP


Seattle, Washington
April 27, 2004